Press Release

Clean Harbors Announces Third-Quarter 2003 Financial Results

Strong Expense Controls and Cost-Cutting Initiatives

Drive 74 Percent Sequential Increase in EBITDA

Braintree, MA – November 14, 2003 – Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced financial results for the third quarter ended September 30, 2003.

Third-Quarter Highlights

Year-over-Year Comparison:

•	Revenues increased 81 percent to $151.1 million from $83.4 million in the third quarter of 2002. Last year’s third quarter included only 20 days of combined Clean Harbors/CSD operations.

•	Net income increased to $7.4 million, or $0.48 per basic share, including a benefit of $8.7 million associated with the valuation of the embedded derivative on the Company’s Series C preferred stock. This compares with a net loss of $(33.4) million, or $(2.76) per share, for the third quarter of 2002. Last year’s third-quarter loss included $30.1 million in an extraordinary item for debt retirement plus one-time restructuring and acquisition-related charges.

Sequential Comparison (vs. second-quarter 2003):

•	EBITDA increased 74 percent to $16.0 million from $9.2 million in the second quarter of 2003.*

•	Gross profit as a percentage of revenue increased to 26.2 percent from 21.8 percent in the second quarter of 2003.

•	SG&A decreased to $26.4 million from $31.0 million in the second quarter of 2003.

•	Company paid down more than $9 million in debt during the third quarter.

*	See disclosures regarding non-GAAP financial results below.

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1501 Washington Street • PO Box 859048 •Braintree, Massachusetts 02185-9048 •800.282.0058 •www.cleanharbors.com

Press Release

Clean Harbors Announces Third-Quarter 2003 Financial Results

Comments on the Third Quarter

“This was an improved operational quarter for Clean Harbors,” said Alan S. McKim, chairman and chief executive officer. “We met our objectives on cost management as evidenced by solid growth in EBITDA compared with our second-quarter results. Our third-quarter EBITDA of $16.0 million exceeded our second quarter EBITDA of $9.2 million by 74%.”

“Meanwhile, despite the complete absence of any sizable emergency response projects, our third-quarter revenues came in just under the low end of our guidance,” McKim continued. “During the quarter, we were very successful in strengthening the Company’s balance sheet. Accounts receivable were down by $10 million and asset sales exceeded $1.5 million. As a result of these and other beneficial cash management practices, the Company was successful in paying down debt by more than $9 million in the third quarter.”

“At this point, just one year since we closed the CSD acquisition we have essentially completed the integration process, by successfully melding two companies into a single more efficient cohesive organization. Based on this effort we have continued to fine tune our Company and we have effectively right-sized Clean Harbors to be competitive and successful in a difficult marketplace,” said McKim. “Our operational improvements – as well as the exponentially larger footprint created through the CSD acquisition – strongly position Clean Harbors to leverage improved profitability from increased volumes at our waste disposal facilities and the cross-selling of our Site Services capabilities.”

Third-quarter 2003 net income included an $8.7 million gain resulting from valuing the embedded derivative portion of the Company’s Series C preferred stock under the Black-Scholes valuation model. Without this impact, the Company would have generated approximately $416,000 in pre-tax income for the third quarter instead of $9.2 million. In future periods, stock price increases may result in a non-cash charge to earnings. Conversely, stock price declines may result in a non-cash gain to earnings.

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1501 Washington Street • PO Box 859048 •Braintree, Massachusetts 02185-9048 •800.282.0058 •www.cleanharbors.com

Press Release

Clean Harbors Announces Third-Quarter 2003 Financial Results

Non-GAAP Third Quarter Results

Clean Harbors reports EBITDA results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement of the Company’s performance. The Company defines EBITDA in accordance with its outstanding loan agreements, as described in the following reconciliation showing the differences between reported income (loss) and EBITDA for the third quarter ended September 30, 2003 (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
Income (loss) before change in accounting principle	$7,418	$(33,374)	$(6,517)	$(33,133)
Depreciation and amortization	6,787	4,400	19,874	9,744
Interest expense, net	6,048	3,267	17,537	8,024
Accretion of environmental liabilities	2,745	—	8,261	—
Provision for income taxes	1,746	2,010	3,996	2,171
Other acquisition costs	—	4,737	—	4,737
Other income	(8,748)	—	(9,194)	—
Early extinguishment of debt	—	24,658	—	24,658
Restructuring and impairment	—	750	(124)	750

EBITDA	$15,996	$6,448	$33,833	$16,951

Nine-Month Financial Results

Revenues for the nine months ended September 30, 2003, increased to $465.4 million, compared with $196.8 million for the comparable period a year ago. Net loss for the first nine months of 2003 was $(6.5) million, or $(0.67) per share, compared with a net loss of $(33.1) million, or $(2.76) per share, for the same period a year earlier.

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1501 Washington Street • PO Box 859048 •Braintree, Massachusetts 02185-9048 •800.282.0058 •www.cleanharbors.com

Press Release

Clean Harbors Announces Third-Quarter 2003 Financial Results

Business Outlook and Financial Guidance

“Since acquiring CSD, we have gained a deeper understanding of our base revenue run-rate as a combined company,” said McKim. “With this understanding and reflecting our guarded assessment of the sales outlook, we are viewing Clean Harbors’ core operations – excluding sizable emergency clean-up projects – as a business that can reasonably be expected to generate average quarterly revenues of approximately $150 million per quarter in the near term. As a result, Clean Harbors is revising its previously announced 2003 full-year guidance. We now expect 2003 revenues of $615 million to $620 million.”

“Our efforts to right-size the company have significantly improved Clean Harbors’ operating leverage,” said McKim. “The full impact on EBITDA from some of the measures we implemented in the third quarter will not be evident until the fourth quarter. As a result, even at a $150 million quarterly revenue run rate we expect to report a sequential increase in EBITDA for the fourth quarter of 2003.”

Amendments to First- and Second-Quarter 10-Qs

Concurrent with the filing of its 10-Q for the third quarter of 2003, the Company will be filing amendments on Form 10-Q/A to its previously filed 10-Q’s for Q1 and Q2 of 2003. The purpose of the 10-Q/A filings is to reclassify on the statements of cash flows included in the 10-Q’s certain non-cash items associated with purchase accounting. The reclassifications will increase both the previously reported cash flow from operations and cash flow used for investing activities, but will have no impact on the previously reported statements of operations, balance sheets, net amounts of cash flow or EBITDA. The Company believes these filings will finalize all the purchase accounting adjustments attributable to the CSD acquisition and that these filings will assist investors in making more accurate year over year comparisons with respect to certain line items in its current and future cash flow statements.

[CLEAN HARBORS LOGO APPEARS HERE]

1501 Washington Street • PO Box 859048 •Braintree, Massachusetts 02185-9048 •800.282.0058 •www.cleanharbors.com

Press Release

Clean Harbors Announces Third-Quarter 2003 Financial Results

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this news release today, Friday, November 14, 2003 at 9:00 a.m. (ET). Investors who want to hear a webcast of the call should log onto http://www.cleanharbors.com and select “Investor Relations.” The call will be available on the investor relations section of http://www.cleanharbors.com for one week.

About Clean Harbors, Inc.

Clean Harbors, Inc. through its subsidiaries provides a wide range of environmental and waste management services to a diversified customer base including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous governmental agencies. Within its international footprint, Clean Harbors has service and sales offices located in 36 states, six Canadian provinces, Mexico, and Puerto Rico, and operates 52 waste management facilities strategically located throughout North America. For more information, visit our Web site at www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Form 10-Q for the quarter ended September 30, 2003 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

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1501 Washington Street • PO Box 859048 •Braintree, Massachusetts 02185-9048 •800.282.0058 •www.cleanharbors.com

Press Release

Clean Harbors Announces Third-Quarter 2003 Financial Results

Contacts:

Mark Burgess Executive Vice President of Administration and Chief Financial Officer Clean Harbors, Inc. 781-849-1800 InvestorRelations@cleanharbors.com	Tim Bonang Account Executive Sharon Merrill Associates (617) 542-5300 tbonang@investorrelations.com

Financial statements follow . . .

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1501 Washington Street • PO Box 859048 •Braintree, Massachusetts 02185-9048 •800.282.0058 •www.cleanharbors.com

Press Release

Clean Harbors Announces Third-Quarter 2003 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues	$151,085	$83,365	$465,425	$196,789
Cost of revenues	108,687	62,059	347,098	143,049
Selling, general and administrative expenses	26,402	14,858	84,494	36,789
Accretion of environmental liabilities	2,745	—	8,261	—
Depreciation and amortization	6,787	4,400	19,933	9,744
Restructuring and impairment	—	750	(124)	750
Other acquisition costs	—	4,737	—	4,737

Income (loss) from operations	6,464	(3,439)	5,763	1,720
Other income	(8,748)	—	(9,194)	—
Early extinguishment of debt	—	24,658	—	24,658
Interest expense, net	6,048	3,267	17,537	8,024

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	9,164	(31,364)	(2,580)	(30,962)
Provision for income taxes	1,746	2,010	3,996	2,171

Income (loss) before cumulative effect of change in accounting principle	7,418	(33,374)	(6,576)	(33,133)
Cumulative effect of change in accounting principle, net of taxes	—	—	8	—

Net income (loss)	7,418	(33,374)	(6,584)	(33,133)
Dividends and accretion on preferred stock	(828)	(200)	(2,446)	(424)

Net income (loss) attributable to common shareholders	$6,590	$(33,574)	$(9,030)	$(33,557)

Basic loss per share:
Income (loss) before cumulative effect of change in accounting principle	$0.48	$(2.76)	$(0.67)	$(2.76)

Cumulative effect of change in accounting principle, net of income taxes	$0.00	$0.00	$0.00	$0.00

Income (loss) attributable to common shareholders	$0.48	$(2.76)	$(0.67)	$(2.76)

Diluted loss per share:
Income (loss) before change in accounting principle	$(0.09)	$(2.76)	$(1.02)	$(2.76)

Cumulative effect of change in accounting principle, net of income taxes	$0.00	$0.00	$0.00	$0.00

Income (loss) attributable to common shareholders	$(0.09)	$(2.76)	$(1.02)	$(2.76)

Weighted average common shares outstanding	13,770	12,153	13,443	12,146

Weighted average common shares outstanding plus potentially dilutive common shares	16,187	12,153	15,860	12,146

[CLEAN HARBORS LOGO APPEARS HERE]

1501 Washington Street • PO Box 859048 •Braintree, Massachusetts 02185-9048 •800.282.0058 •www.cleanharbors.com

Press Release

Clean Harbors Announces Third-Quarter 2003 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

SUMMARIZED CONDENSED BALANCE SHEET

(in thousands)

	September 30,	December 31,
	2003	2002
Current assets	$149,449	$190,622
Net property, plant and equipment	189,422	181,674
Other assets	207,180	187,394

Total assets	$546,051	$559,690

Current liabilities	$172,676	$165,723
Other liabilities	338,795	358,642
Redeemable preferred stock	14,902	13,543
Stockholders’ equity	19,678	21,782

Total liabilities, redeemable preferred stock and stockholders’ equity	$546,051	$559,690

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[CLEAN HARBORS LOGO APPEARS HERE]

1501 Washington Street • PO Box 859048 •Braintree, Massachusetts 02185-9048 •800.282.0058 •www.cleanharbors.com